UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2006
CAMBREX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10638	22-2476135
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Meadowlands Plaza
East Rutherford, NJ	07073
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 804-3000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
     On October 20, 2006, Cambrex Corporation issued a press release (attached as Exhibit 99.1) announcing that Cambrex AB, a Cambrex subsidiary (“Cambrex”), signed a definitive stock purchase agreement on October 19, 2006 to sell two non-strategic facilities within its Human Health segment to International Chemical Investors II S.A. (“ICIG”) of Luxembourg (the “Agreement”). Pursuant to the terms of the Agreement, Cambrex has agreed to sell to the ICIG the shares of Cambrex Cork Limited (“Cork”), located in Cork, Ireland, and Cambrex Profarmaco Landen NV (“Landen”) , located in Landen, Belgium, for a nominal value to be increased (if positive) or decreased (if negative) by the difference between the combined actual working capital of Cork and Landen as of the closing date and target working capital of $9,000,000. As a result of this transaction, Cambrex expects to report a non-cash charge of approximately $30 million in the fourth quarter of 2006. This transaction is expected to close before the end of October 2006.
     Cambrex has made certain representations, warranties (related to title of the shares, taxes and certain account information) and covenants in the Agreement, including, among others, covenants to operate its business in the ordinary course consistent with past practice during the period between execution of the Agreement and the closing and to refrain from specified activities during that period. Cambrex and ICIG will also execute a transition services agreement pursuant to which Cambrex will provide, or cause to be provided, certain transition services to ICIG and the Cork and Landen businesses.
     The foregoing description of the terms and conditions of the Agreement is a summary and is qualified in its entirety by reference to the Agreement, which will be filed in a subsequent filing.
Item 8.01 Other Events.
     On October 20, 2006, Cambrex Corporation issued a press release (attached as Exhibit 99.1) announcing that Cambrex AB, a Cambrex subsidiary (Cambrex), signed a definitive stock purchase agreement to sell two non-strategic facilities within its Human Health segment to International Chemical Investors II S.A. (ICIG) of Luxembourg.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Press release issued by Cambrex Corporation dated October 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

/s/ Peter E. Thauer

Name:	Peter E. Thauer
Title:	Senior Vice President, General
Counsel and Corporate Secretary
Date: October 25, 2006

Exhibit Index

Exhibit
Number	Description
99.1	Press release issued by Cambrex Corporation dated October 20, 2006.